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            NUMBER                   [Logo]              SHARES

                          COMSTOCK PARTNERS FUNDS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

COMSTOCK PARTNERS CAPITAL VALUE FUND
     CLASS __ COMMON STOCK                         CUSIP_____________
        Par Value $.001                    SEE REVERSE FOR CERTAIN DEFINITIONS


      THIS CERTIFIES THAT



        IS THE OWNER OF

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMSTOCK PARTNERS
                   CAPITAL VALUE FUND CLASS __ COMMON STOCK OF

COMSTOCK PARTNERS FUNDS, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares of Comstock Partners Capital Value Fund Class __ Common Stock represented hereby are issued under and shall be subject to all of the provisions of the Charter and By-Laws of the Corporation, each as from time to time amended (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                     [Seal]

           Treasurer                       Chairman of the Board of Directors



COUNTERSIGNED

     DREYFUS TRANSFER, INC.
          A Subsidiary of The Dreyfus Corporation

                                             TRANSFER AGENT


                                       Authorized Signature